SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934, as amended.


Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:  |_|

         Preliminary proxy statement        |_|

         Definitive proxy statement         |X|

         Definitive additional materials    |_|

         Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12  |_|

                             1-800-FLOWERS.COM, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transactions applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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o Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

                             1-800-FLOWERS.COM, INC.

                               1600 Stewart Avenue
                            Westbury, New York 11590


                    Notice of Annual Meeting of Stockholders

                                December 4, 2001


     The Annual Meeting of Stockholders (the "Annual Meeting") of 1-800-FLOWERS.COM, Inc. (the "Company") will be held at the Company's Bethpage Fulfillment Center, which is located at 700 Hicksville Road, Bethpage, NY 11714 (the "Meeting Place"), on Tuesday, December 4, 2001 at 9:00 a.m. eastern standard time or any adjournment thereof for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1) To elect two Directors to serve until the 2004 Annual Meeting or until their respective successors shall have been duly elected and qualified;

(2)  To  ratify  the  selection  of  Ernst  &  Young  LLP,   independent  public
     accountants, as auditors of the Company for the fiscal year ending June 30, 2002; and

(3)  To  transact  such other  matters as may  properly  come  before the Annual
     Meeting.

     Only stockholders of record at the close of business on October 12, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                             By Order of the Board of Directors
                                             /s/ Gerard M. Gallagher
                                             Gerard M. Gallagher
                                             Corporate Secretary

Westbury, New York
November 1, 2001


                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                             1-800-FLOWERS.COM, INC.


                                 PROXY STATEMENT

                                November 1, 2001

     This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the "Company") as of October 12, 2001 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the Company's Bethpage Fulfillment Center, which is located at 700 Hicksville Road, Bethpage, NY 11714 (the "Meeting Place"), on Tuesday, December 4, 2001 at 9:00 a.m. eastern standard time or any adjournment thereof.

     Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, and "FOR" the ratification of Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending June 30, 2002, and will be voted in accordance with the discretion of the persons appointed as proxies with respect to other matters which may properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     The Annual  Report of the Company  (which does not form a part of the proxy
solicitation   materials)  is  being   distributed   concurrently   herewith  to
stockholders.

     The mailing address of the principal executive office of the Company is 1600 Stewart Avenue, Westbury, New York 11590. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on November 1, 2001.

                                VOTING SECURITIES

     The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the "Class A Common Stock"), and its Class B common stock, par value $0.01 per share (the "Class B Common Stock", and with the Class A Common Stock, the "Common Stock"), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval. At the Annual Meeting, each stockholder of record at the close of business on October 12, 2001 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 12, 2001 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 12, 2001, 26,703,289 shares of Class A Common Stock and 37,661,665 shares of Class B Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Class II Directors of the Company to serve until the 2004 Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.

     Pursuant to the Company's Third Amended and Restated Certificate of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms or until their respective successors are duly elected and qualified. The Board of Directors currently consists of eight members, two of whom are Class II Directors whose terms expire at the Annual Meeting. Each of such Class II Directors is a nominee for election. The Class II Directors are Messrs. David M. Beirne and Charles R. Lax. Messrs. Jeffrey C. Walker, Lawrence V. Calcano and Kevin J. O'Connor are Class I Directors whose terms expire at the 2003 Annual Meeting. Messrs. James F. McCann, Christopher G. McCann and T. Guy Minetti are Class III Directors whose terms expire at the 2002 Annual Meeting. At each Annual Meeting, the successors to the Directors whose terms have expired are elected to serve from the time of their election and qualification until the third Annual Meeting following the election or until a successor has been duly elected and qualified. The Company's Third Amended and Restated Certificate of Incorporation authorizes the removal of Directors under certain circumstances.

     The affirmative vote of a plurality of the Company's outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors.


Information Regarding Nominees for Election as Directors (Class II Directors)

     The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the two nominees during the last five years has been furnished to the Company by such nominee.

     David M. Beirne, age 38, has been a Director of the Company since July 1999. Mr. Beirne is a Managing Member of Benchmark Capital Management Co. II, L.L.C., a venture capital firm, since June 1997. Prior to joining Benchmark, Mr. Beirne founded Ramsey/Beirne Associates, an executive search firm, and served as its Chief Executive Officer from October 1987 to June 1997. Mr. Beirne also serves as a director on the boards of ePhysician, Scient Corporation and 12 Entrepreneuring, Inc.

     Charles R. Lax, age 42, has been a Director of the Company since July 1999. Mr. Lax is a general partner of SOFTBANK Capital Partners, a firm he co-founded in July 1999. Mr. Lax is also managing director of SOFTBANK Venture Capital, which he co-founded in November 1997. Mr. Lax is also a director of SOFTBANK Investment America Corporation. Mr. Lax founded GrandBanks Capital, a venture capital partnership, sponsored by SOFTBANK Venture Capital in January 2001. He is its Managing General Partner and its Chief Investment Officer. Prior to joining SOFTBANK, Mr. Lax was previously a venture partner at VIMAC Partners LLC, a venture capital firm specializing in investments in the information technology and Internet-related industries, from June 1993 to July 1996. Mr. Lax also serves on the public boards of Interliant, Inc., an Internet hosting and services company and Webhire, Inc., a human resources staffing software company. Mr. Lax also serves on the board of a number of private companies, currently including Clearcross, Inc. and Coradiant, Inc.

       THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF
        MESSRS. DAVID M. BEIRNE AND CHARLES R. LAX AS CLASS II DIRECTORS
            TO SERVE IN SUCH CAPACITY UNTIL THE 2004 ANNUAL MEETING.


Information Regarding Directors Who Are Not Nominees for Election at this Annual Meeting

     The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at this Annual Meeting has been furnished to the Company by such Director.

     James F. McCann, age 50, has served as the Company's Chairman of the Board and Chief Executive Officer since inception. Mr. McCann has been in the floral industry since 1976 when he opened his retail chain of flower shops in the New York metropolitan area. Mr. McCann is a member of the board of directors of Gateway, OfficeMax, Boyd's Bears and Very Special Arts, as well as the board of Hofstra University and Winthrop-University Hospital. James F. McCann is the brother of Christopher G. McCann, a Director and the President of the Company.

     Christopher G. McCann, age 40, has been the Company's President since September 2000 and prior to that was the Company's Senior Vice President. Mr. McCann has been a Director of the Company since inception. Mr. McCann serves on the board of directors of Neoware, Inc. and is a member of the Board of Trustees of Marist College. Christopher G. McCann is the brother of James F. McCann, the Chief Executive Officer and Chairman of the Board of the Company.

     Jeffrey C. Walker, age 46, has been a Director of the Company since February 1995. Mr. Walker has been Managing Partner of JPMorgan Partners, the private equity group of JP Morgan Chase & Co., since 1988, and a General Partner thereof since 1984. He is also a Vice Chairman of J.P. Morgan Chase & Co. Mr. Walker is a director of iXL, Guitar Center, House of Blues and Doane PetCare as well as several other private companies.

     Kevin J. O'Connor, age 40, has been a Director of the Company since July 1999. Mr. O'Connor co-founded DoubleClick, Inc., an Internet advertising network, and has served as the Chairman of the Board of Directors since its inception in January 1996. From December 1995 until January 1996, Mr. O'Connor served as Chief Executive Officer of Internet Advertising Network, an Internet advertising company, which he founded. From September 1994 to December 1995, Mr. O'Connor served as director of Research for Digital Communications Associates, a data communications company (now Attachmate Corporation), and from April 1992 to September 1994, as its Chief Technical Officer and Vice President, Research.

     Lawrence V. Calcano, age 38, has been a Director of the Company since August 1999. Mr. Calcano is a Managing Director and Co-Chief Operating Officer of the High Technology Department at Goldman, Sachs & Co., a worldwide investment banking firm. Prior to this appointment in July 1999, Mr. Calcano managed the East Coast High Technology Group for Goldman from April 1993. Mr. Calcano also serves on Goldman's Firmwide Technology Operating Committee as well as the Investment Banking Division's Technology Committee.

     T. Guy Minetti, age 50, has been a Director of the Company since December 1993 and became the Company's Vice Chairman of Corporate Development in
September 2000. Mr. Minetti serves as President of Bayberry Advisors, an investment banking firm, which he founded in March 1989. In September 1993, Mr. Minetti co-founded American Sports Products Group Inc., which is a holding company that acquired nine niche sporting goods manufacturers. Mr. Minetti currently serves as Vice Chairman for American Sports. Prior to forming Bayberry, Mr. Minetti was a Managing Director at Kidder, Peabody & Company.


Committees of the Board

     The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company's independent public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management's procedures and policies relative to the adequacy of internal accounting controls. The Company's Board of Directors adopted a written charter for the Audit Committee in January 2000, which outlines the responsibilities of the Audit Committee. During the fiscal year ended July 1, 2001 ("Fiscal 2001"), the Audit Committee consisted of Messrs. Beirne, Lax (Chairman) and O'Connor, who are all independent Directors of the Company as defined by the rules and regulations of the Nasdaq National Market.

     The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board regarding the Company's compensation policies and all forms of compensation to be provided to the Company's executive officers and Directors. In addition, the Compensation Committee administers the Company's 1999 Stock Incentive Plan under which option grants, stock appreciation rights, restricted awards and performance awards may be made to Directors and executive officers of the Company and its subsidiaries. The Board of Directors has authorized a secondary committee of the Compensation Committee (the "Secondary Committee"), which consists of Mr. James F. McCann, to also review stock compensation options for all of the Company's employees, other than its executive officers. The current members of the Compensation Committee are Messrs. Walker (Chairman), Beirne and Lax, who are all independent Directors of the Company.

Compensation Committee Interlocks and Insider Participation

     No interlocking relationships exist between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee was an officer or employee of the Company at any time during Fiscal 2001.

Attendance at Board and Committee Meetings

     During Fiscal 2001, the Board of Directors held five meetings and acted by unanimous written consent on five occasions. During Fiscal 2001, each Director attended at least 75% of the meetings of the Board of Directors. The Audit Committee held two meetings during Fiscal 2001 and did not act by unanimous written consent. All members of the Audit Committee were present at such meetings. The Compensation Committee, including its Secondary Committee, held six meetings in Fiscal 2001 and acted by unanimous consent once. All members of the Compensation Committee were present at such meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market. Officers, directors, and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

     Based solely on a review of the copies of such reports furnished to us, we believe that, since the Company's initial public offering, all Section 16(a) filing requirements applicable to our officers, Directors and greater than 10% stockholders have been satisfied.

Compensation of Directors

     Directors currently do not receive a stated salary from the Company for their service as members of the Board of Directors, although by resolution of the Board they may receive a fixed sum and reimbursement for expenses in connection with their attendance at Board and committee meetings. The Company currently does not provide additional compensation for committee participation or special assignments of the Board of Directors.

     In December 2000, the Company granted to each of Messrs. Beirne, Calcano, Lax, O'Connor and Walker, options to purchase 25,000 shares of Class A Common Stock at an exercise price equal to $3.65 per share; these options vested immediately. In addition, in December 2000, the Company granted Mr. Minetti options for 333,700 shares of Class A Common Stock at an exercise price of $3.65, of which 300,000 vests equally over a three year period, and the balance vests equally over a five year period, measured from December 6, 2000.

     Each individual who first becomes a non-employee member of the Board of Directors will automatically receive an option grant for 10,000 fully vested shares of Class A Common Stock on the date such individual joins the Board. In addition, on the date of each Annual Meeting, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted a fully vested option to purchase 5,000 shares of Class A Common Stock, if such individual has served on the Board for at least six months.

     Compensation information on James F. McCann, Christopher G. McCann and T. Guy Minetti, who are Directors, as well as executive officers of the Company, is contained under the section titled "Executive Compensation and Other Information."

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


The following individuals were serving as executive officers of the Company and certain of its subsidiaries on October 12, 2001:

Name                                      Age    Position with the Company
----                                      ---    -------------------------

James F. McCann .......................    50   Chairman of the Board and Chief Executive Officer
Christopher G. McCann..................    40   Director and President
T. Guy Minetti.........................    50   Director and Vice Chairman of Corporate Development
Peter G. Rice..........................    56   President of The Plow & Hearth, Inc.
William E. Shea........................    42   Senior Vice President of Finance and Administration, Treasurer,
                                                Chief Financial Officer
Gerard M. Gallagher....................    48   Senior Vice President, General Counsel, Corporate Secretary
Thomas G. Hartnett.....................    38   Senior Vice President of Retail and Fulfillment
Vincent J. McVeigh.....................    41   Senior Vice President
Enzo J. Micali.........................    42   Senior Vice President of Information Technology
Pamela Knox............................    43   Senior Vice President of Marketing

Information Concerning Executive Officers Who Are Not Directors

     Peter G. Rice, President of The Plow & Hearth, Inc., was co-founder of The Plow & Hearth, Inc. and served as its President and Chairman of the Board since its inception in November 1980. Mr. Rice was founder of Blue Ridge Mountain Sports, a chain of retail backpacking/outdoor stores, and co-founder of Phoenix Products, a manufacturer of kayaks. He is a member of the Catalog Advisory Committee of the Direct Marketing Association and a past director of the New England Mail Order Association and of the U.S. Senate Productivity and Quality Award Board for Virginia.

     William E. Shea has been our Senior Vice President of Finance and Administration and Chief Financial Officer since September 2000. Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996. From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP.

     Gerard M. Gallagher has been our Senior Vice President, General Counsel and Corporate Secretary since August 1999 and has been providing legal services to the Company since its inception. Mr. Gallagher is the founder and a managing partner in the law firm Gallagher, Walker, Bianco and Plastaras, based in Mineola, New York, specializing in corporate, litigation and intellectual property matters since 1993. Mr. Gallagher is duly admitted to practice before the New York State Courts and the United States District Courts of both the Eastern District and Southern District of New York.

     Thomas G. Hartnett has been our Senior Vice President of Retail and Fulfillment since September 2000. Before holding this position, Mr. Hartnett held various positions within the Company since joining the Company in 1991, including Controller, Director of Store Operations, Vice President of Retail Operations and most recently as Vice President of Strategic Development.

     Vincent J. McVeigh has been our Senior Vice President since October 2000. Before holding this position, Mr. McVeigh held various positions within the Company since joining the Company in 1991, including Bloomnet Manager, Director of Call Center Operations and, most recently, as Vice President of Merchandising.

     Pamela Knox has been our Senior Vice President of Marketing since October 2000. Prior to joining the Company, Ms. Knox served as Vice President of the Marketing Delivery Group of Citigroup Inc. since March 1997. Prior to Citigroup Inc., formerly Citibank, Ms. Knox held several Marketing Director positions with SBC Communications Inc., formerly Ameritech, since March 1995.

     Enzo J. Micali has been our Senior Vice President of Information Technology and Chief Technology Officer since December 2000. Prior to joining the Company, Mr. Micali served as Chief Technology Officer for InsLogic. Prior to joining InsLogic, Mr. Micali spent 12 years in various technology management positions with J.P. Morgan Chase & Co., formerly Chase Manhattan Bank.

Summary Compensation Table

     The following table sets forth the annual and long-term compensation paid by the Company during Fiscal 2001 and the fiscal years ended July 2, 2000 and June 27, 1999 ("Fiscal 2000" and "Fiscal 1999") to the Company's Chief Executive Officer and the four highest compensated other executive officers of the Company whose total compensation during Fiscal 2001 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                                             Long-Term
                                                            Annual Compensation             Compensation
                                                 ---------------------------------------    ------------
                                                                                             Securities
                                                                           Other Annual      Underlying         All Other
                                    Fiscal        Salary       Bonus       Compensation       Options         Compensation
Name and Principal Position          Year           ($)         ($)           ($)(1)           (#)(2)             ($)
---------------------------         ------      ----------   -----------   -------------    -------------     ------------
James F. McCann...................   2001       $1,000,000    $170,000          -                 -                -
Chief Executive Officer              2000       $1,000,000    $196,000          -               80,000             -
                                     1999       $1,230,000        -             -                 -                -

Christopher G. McCann.............   2001       $  330,220    $ 89,000          -              433,700             -
President                            2000       $  250,000    $ 86,000          -              451,000             -
                                     1999       $  217,000    $ 36,000          -              353,000             -

T. Guy Minetti....................   2001       $  291,000    $ 77,000          -              333,700             -
Vice Chairman (3)                    2000       $  189,000    $ 74,000          -              123,000             -
                                     1999             -           -                               -

Peter G. Rice.....................   2001       $  233,000    $ 52,000          -              122,550             -
President of The Plow & Hearth,      2000       $  211,000    $ 65,000          -              169,000             -
Inc.                                 1999       $  200,000    $ 26,000          -                 -                -

Gerard M. Gallagher...............   2001       $  282,000    $ 70,000          -              110,900             -
Senior Vice President, General       2000       $  188,000    $ 74,000          -              148,000             -
Counsel, Secretary (4)               1999             -           -             -                 -

---------------

(1) Other compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for such year.
(2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payments to any Named Executive Officers in Fiscal
     2001, Fiscal 2000 or Fiscal 1999.
(3) Of the amount listed in the summary compensation table for Mr. Minetti as compensation paid, the Company paid all of Fiscal 2000, and $50,000 of Mr.
     Minetti's Fiscal 2001 compensation to Bayberry Advisors,  Inc. ("Bayberry")
     More information regarding Mr. Minetti's affiliation with Bayberry may be found under the section titled "Related Party Transactions".
(4) The compensation listed in the summary compensation table for Mr. Gallagher for Fiscal 2000 and Fiscal 2001 was paid by the Company to the law firm of Gallagher, Walker, Bianco and Plastaras. More information regarding Mr.
     Gallagher's affiliation with Gallagher, Walker, Bianco and Plastaras may be found under the section titled "Related Party Transactions".

Option Grants in Last Fiscal Year

     The following table provides information with respect to the stock option grants made during Fiscal 2001 to the Named Executive Officers. No stock appreciation rights were granted during Fiscal 2001.

                                                                                            Potential Realizable
                                                 % of Total                                Value at Assumed Rates
                                  Number of       Options                                      of Stock Price
                                  Securities     Granted to     Exercise                      Appreciation for
                                  Underlying     Employees       Price                         Option Term (4)
                                   Options       in Fiscal     ($/Share)     Expiration
Name                             Granted (1)      2001 (2)        (3)           Date                5%          10%
------------------------------   -----------     -----------   ----------    -----------   -----------  -----------
James F. McCann...............         -              -             -            -               -           -

Christopher G. McCann.........      433,700         20.2%         $3.65        12/6/10       $995,394    $2,522,835

T. Guy Minetti................      333,700         15.6%         $3.65        12/6/10       $765,882    $1,941,135

Peter G. Rice.................      122,550          5.7%         $3.65        12/6/10       $281,267    $  712,874

Gerard M. Gallagher...........      110,900          5.2%         $3.65        12/6/10       $254,529    $  645,106


(1) The options listed in the table, except for 300,000 of Mr. Minetti's options, become exercisable at a rate of 20% upon the completion of the first year of service and 20% at the completion of each year of service thereafter. In regard to 300,000 of Mr. Minetti's options, such options become exercisable with respect to one third (33%) of the option shares upon Mr. Minetti's completion of each year of service over a three (3) year period measured from December 6, 2000. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of employment with the Company pursuant to the terms of the Company's 1999 Stock Incentive Plan.
(2)  Based on an aggregate of 2,143,925 options granted in Fiscal 2001.
(3) The exercise price may be paid in cash, by surrendering shares owned by the optionee for a sufficient period of time or through a cashless exercise procedure.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

     The following table sets forth the number of options exercised during Fiscal 2001 and the number and value of unexercised options held by each of the named executive officers at July 1, 2001.


                                Shares        Value         Number of Securities Underlying
                              Acquired on   Realized        Unexercised Options at Fiscal     Value of Unexercised   In-The-Money
                             Exercise (#)     ($)(1)                 Year-End (#)              Options at Fiscal    Year End ($)(2)
                             ------------   --------        -----------       -------------     --------------      --------------
Name                                                        Exercisable       Unexercisable       Exercisable       Unexercisable
----                                                        -----------       -------------     --------------      --------------
James F. McCann............           -           -           16,000              64,000         $    28,353          $  113,410
Christopher G. McCann......           -           -          876,200             784,500         $10,738,514          $6,767,399
T. Guy Minetti.............           -           -           84,600             392,100         $   389,502          $4,264,911
Peter G. Rice..............      15,000     $53,000           35,300             256,250         $   250,134          $2,371,871
Gerard M. Gallagher........           -           -           89,600             189,300         $   441,202          $1,978,579

---------------------------

(1) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Class A Common Stock using the closing selling price as reported on the Nasdaq National Market on the date of exercise of these options.
(2) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Class A Common Stock using the closing selling price of $14.84 as reported on the Nasdaq National Market for the last trading day of Fiscal 2001.


Employment Agreements

     Mr. James F. McCann's employment agreement became effective as of July 1, 1999. The agreement provides for a five year term, and on each anniversary of the agreement, the term is extended for one additional year. Mr. McCann is eligible to participate in the Company's management incentive plan, other bonus or benefits plans, stock option plan, and is entitled to health and life insurance coverage for himself and his dependents. The agreement provides for an annual base salary with provisions allowing for annual increases. Mr. McCann's annual salary for Fiscal 2001 was $1,000,000. Upon termination without good cause or resignation for good reason, including a change of control, Mr. McCann is entitled to severance pay in the amount of $2,500,000, plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination due to death, or for good cause or a voluntary resignation, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the date of termination.

     Mr. Christopher G. McCann's employment agreement became effective as of July 1, 1999. The agreement provides for a five year term, and on each anniversary of the agreement, the term is extended for one additional year. Mr. McCann is eligible to participate in the Company's management incentive plan, other bonus or benefits plans, stock option plan, and is entitled to health and life insurance coverage for himself and his dependents. The agreement provides for an annual base salary with provisions allowing for annual increases. Mr. McCann's annual salary for Fiscal 2001 was $330,220. Upon termination without good cause or resignation for good reason, including a change of control, Mr. McCann is entitled to severance pay in the amount of $500,000, plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination due to death, or for good cause, or a voluntary resignation, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the date of such termination.

     Mr. Peter G. Rice's employment agreement with The Plow & Hearth, Inc. became effective as of April 3, 1998 and has been automatically renewed through April 3, 2002. The agreement contains automatic one-year renewals unless prior notice of termination is given. Mr. Rice's annual salary for Fiscal 2001 was $233,000 and he was eligible to participate in the Company's management incentive plan. Upon termination without cause, Mr. Rice is entitled to an amount equal to his salary through the end of the agreement, any amounts earned, accrued or owing but not yet paid as of the date of the termination and other benefits, if any, as are payable to or for the benefit of Mr. Rice as of the date of his termination until the end of the agreement.

     Under their employment agreements,  Messrs. James F. McCann and Christopher
G. McCann are each restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for good cause. Mr. Rice has agreed not to compete with the Company or solicit its clients or employees during his term of employment and for two years immediately following his termination. Each of these executives is also bound by confidentiality provisions, which prohibit the executive from, among other things, disseminating or using confidential information about the Company's clients in any way that would be adverse to the Company.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee advises the Board of Directors on issues concerning the Company's compensation philosophy, and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee is responsible for the administration of the Company's 1999 Stock Incentive Plan under which option grants, stock appreciation rights, restricted awards and performance awards may be made to Directors, executive officers and employees of the Company and its subsidiaries. The Board of Directors has authorized a secondary committee of the Compensation Committee to also review stock compensation options for all of the Company's employees other than its executive officers.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The fundamental policy of the Compensation Committee is to advise the Board of Directors on information which will aid the Board of Directors in providing the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's philosophy to advise the Board of Directors that a portion of each executive officer's compensation should be contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer should be comprised of two elements: (i) base salary and bonus which reflects experience and individual and Company performance and is designed to be competitive with salary levels in the industry, and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     Factors. The principal factors which the Compensation Committee considers in reviewing the components of each executive officer's compensation package are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Board of Directors with respect to executive compensation for future years.

     o Base Salary.  The  suggested  base salary for each  executive  officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors shall differ from individual to individual as the Compensation Committee deems appropriate and subject to any applicable employment agreements.

     o Bonus. The bonus for Messrs. James F. McCann, Christopher G. McCann, T. Guy Minetti, Gerard M. Gallagher, and William E. Shea is determined by the Company's financial performance. For other executive officers, consideration is also given to performance of the specific areas of the Company under the executive officer's direct control. This balance supports the accomplishment of the Company's overall financial objectives and rewards the individual contributions of our executive officers.

     o Long-Term Incentive Compensation. Long-term incentives are provided primarily through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time. Each option generally becomes exercisable in installments over a fixed period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

     The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also intends to consider the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee has not and will not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

     CEO Compensation. In July 1999, the Board of Directors approved the Employment Agreement between the Company and James F. McCann, its Chairman of the Board and Chief Executive Officer, which initially provided for an annual salary of $1,000,000 and eligibility to participate in the Company's management incentive plan, or other bonus or benefits plans, stock option plan, and which is discussed in further detail under "Employment Agreements". The Board determined it to be in the best interests of the Company to enter into the
Employment Agreement with Mr. McCann as of such date and believes that the agreement with Mr. McCann and the compensation paid thereunder for Fiscal 2001 was fair and reasonable. In determining the total compensation for Mr. McCann, and that such compensation was fair and reasonable in Fiscal 2001, a number of factors were taken into account. These factors included: the key role Mr. McCann has performed with the Company from its inception; the benefit to the Company in assuring the retention of his services; the performance of the Company compared to its budgeted performance during Fiscal 2001; the competitive market conditions for executive compensation; and the objective evaluation of Mr. McCann's performance of his duties as Chairman of the Board and Chief Executive Officer.

     Compliance  with  Internal  Revenue  Code  Section  162(m).  As a result of
Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"), as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The 1999 Stock Incentive Plan contains certain provisions which are intended to ensure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

     The Compensation Committee does not expect that the non-performance based compensation to be paid to any of the Company's executive officers for Fiscal 2002 will be subject to the deduction limitations of Section 162(m). Further, in accordance with issued Treasury Regulations relating to the $1 million limitation, the Committee may in the future determine to restructure one or more components of the compensation paid to the executive officers so as to qualify those components as performance-based compensation that will not be subject to the $1 million limitation.

THE COMPENSATION COMMITTEE

Jeffrey C. Walker, Chairman
David M. Beirne
Charles R. Lax

                            AUDIT COMMITTEE REPORT



September 6, 2001


To the Board of Directors
of 1-800-flowers.com, Inc. (the "Company"):

Our Audit Committee has reviewed and discussed the audited financials of the Company for the year ended July 1, 2001 (the "Audited Financial Statements"). In addition, we have discussed with Ernst & Young LLP, the independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61.

The Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and reviewed such assurances from them as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended July 1, 2001 on Form 10-K.


THE AUDIT COMMITTEE

Charles R. Lax, Chairman
David M. Beirne
Kevin J. O'Connor

























---------------

     1 This report is not deemed to be "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the 1934 Act, except to the extent specifically requested by the Company or incorporated in documents otherwise filed.

Stock Performance Graph

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's common stock during the period from the Company's initial public offering in August 3, 1999, through July 1, 2001, with the cumulative total returns of the Russell 2000 and Nasdaq Non-Financial indices. The comparison assumes $100 was invested on the close of business of August 3, 1999 in each of the foregoing indices, and assumes dividends, if any were reinvested.


           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                         Cumulative Total Return
                                      -----------------------------
                                        8/3/99     6/00      6/01
1-800-FLOWERS.COM, INC.                 100.00    28.18     81.59
RUSSELL 2000                            100.00   119.83    120.51
NASDAQ NON-FINANCIAL                    100.00   159.92     81.50


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company's Class A Common Stock and Class B Common Stock, as of October 12, 2001, for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and
(iv) all of the Company's executive officers and Directors as a group. Information provided regarding Named Executive Officers no longer employed by the Company is based on the Company's best knowledge of the ownership of each of such individuals on October 12, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., 1600 Stewart Avenue, Westbury, New York 11590. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of October 12, 2001, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 26,703,289 shares of Class A Common Stock and 37,661,665 shares of Class B Common Stock outstanding as of October 12, 2001.

                                                         Shares                       % of Shares
                                                     Beneficially Owned            Beneficially Owned
                                                     ------------------            ------------------
Name of Beneficial Owner                         A Shares         B Shares       A Shares     B Shares
------------------------                         --------         --------       --------     --------
James F. McCann(1).........................        32,000        36,605,105        0.1%         97.2%
Christopher G. McCann(2)...................       292,040         3,689,140        1.1%          9.6%
T. Guy Minetti(3)..........................       183,240            20,000        0.7%          0.1%
Peter G. Rice (4)..........................        88,179             -            0.3%           -
Gerard M. Gallagher(5).....................       107,430            20,000        0.4%          0.1%
Jeffrey C. Walker(6).......................     3,986,589             -           14.9%           -
David M. Beirne(7).........................     5,424,080             -           20.3%           -
Charles R. Lax(8)..........................     3,861,560             -           14.4%           -
Kevin J. O'Connor(9).......................        98,500             -            0.4%           -
Lawrence V. Calcano(10)....................        40,000             -            0.1%           -
J.P. Morgan Partners (SBIC), LLC (11)......     3,986,589             -           14.9%           -
Benchmark Capital Partners(12).............     5,424,080             -           20.3%           -
SOFTBANK America Inc.(13)..................     3,861,560             -           14.4%           -
All directors and executive officers as a
   group (15 persons)(14)..................    14,290,378        38,334,245       51.9%         99.5%

---------------

*    Indicates less than 1%.

(1) Includes (a) 16,000 shares of Class A Common Stock issuable upon the exercise of options which vest within 60 days and 16,000 shares of Class A Common Stock issuable upon the exercise of currently exercisable stock options, and (b) 5,875,000 shares of Class B Common Stock held by limited partnerships, of which Mr. McCann is a limited partner and does not exercise control and of which he disclaims beneficial ownership.

(2) Includes (a) 91,840 shares of Class A Common Stock issuable upon the exercise of options which vest within 60 days and 200,200 shares of Class A Common Stock issuable upon the exercise of currently exercisable stock options, (b) 2,000,000 shares of Class B Common Stock held by a limited partnership, of which Mr. McCann is a general partner and exercises control and (c) 776,000 shares of Class B Common Stock issuable upon the exercise of currently exercisable stock options.

(3) Includes (a) 109,040 shares of Class A Common Stock issuable upon the exercise of options which vest within 60 days and 64,600 shares of Class A Common Stock issuable upon the exercise of currently exercisable stock options, and (b) 20,000 shares of Class B Common Stock issuable upon the exercise of currently exercisable stock options.

(4) Includes (a) 3,874 shares of Class A Common Stock held by Mr. Rice's wife, of which he disclaims beneficial ownership, (b) 25,790 shares of Class A Common Stock issuable upon the exercise of options which vest within 60 days and 42,800 shares of Class A Common Stock issuable upon the exercise of currently exercisable stock options, and (c) 335 shares of Class A Common Stock issuable upon the exercise of options held by Mr. Rice's wife which vest within 60 days, of which he disclaims beneficial ownership and 2,980 shares of Class A Common Stock issuable upon the exercise of currently exercisable stock options of which he disclaims beneficial ownership. Mr. Rice's address is c/o The Plow & Hearth, Inc., State Road 230 West, Madison, VA 22727.

(5) Includes (a) 24,480 shares of Class A Common Stock issuable upon the exercise of options which vest within 60 days and 69,600 shares of Class A Common Stock issuable upon the exercise of currently exercisable stock options, and (b) 20,000 shares of Class B Common Stock issuable upon the exercise of currently exercisable stock options.

(6) The general partner of J.P. Morgan Partners (SBIC), LLC is J.P. Morgan Partners (BHCA), L.P. Mr. Walker disclaims beneficial ownership of all shares owned by J.P. Morgan Partners (SBIC), LLC. Mr. Walker's address is c/o J.P. Morgan Partners (SBIC), LLC, 1221 Avenue of the Americas, 40th Floor, New York, New York 10020. Includes 25,000 shares of Class A Common Stock issuable to Mr. Walker, for his services as a Director of the Company, upon the exercise of currently exercisable stock options because of Mr. Walker's affiliation with J.P. Morgan Partners (SBIC), LLC.

(7) Mr. Beirne disclaims beneficial ownership of all shares owned by the Benchmark entities. Mr. Beirne's address is c/o Benchmark Capital Partners, 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025. Includes
     25,000 shares of Class A Common Stock issuable to Mr. Beirne, for his services as a Director of the Company, upon the exercise of currently exercisable stock options because of Mr. Beirne's affiliation with the Benchmark entities.

(8) Mr. Lax disclaims beneficial ownership of all shares owned by Softbank. Mr. Lax's address is c/o Softbank America Inc., 10 Langley Road, Suite 202, Newton Center, Massachusetts 02459. Includes 25,000 shares of Class A Common Stock issuable to Mr. Lax, for his services as a Director of the Company, upon the exercise of currently exercisable stock options because of Mr. Lax's affiliation with Softbank.

(9) Includes 35,000 shares of Class A Common Stock issuable upon the exercise of currently exercisable stock options. Mr. O'Connor's address is c/o DoubleClick, Inc., 41 Madison Ave., 32nd Floor, New York, New York, 10010.

(10) Includes 35,000 shares of Class A Common Stock issuable upon the exercise of currently exercisable stock options. Mr. Calcano's address is c/o Goldman Sachs & Co., 85 Broad Street, New York, New York 10004.

(11) The address of J.P. Morgan Partners (SBIC), LLC is 1221 Avenue of the Americas, 40th Floor, New York, New York 10020.

(12) Consists of (a) 694,574 shares of Class A Common Stock owned by Benchmark Capital Partners II, L.P., (b) 1,855,742 shares of Class A Common Stock owned by Benchmark Capital Partners III, L.P., and (c) 2,848,764 shares of Class A Common Stock owned by Benchmark Investors III, L.P. Benchmark
     Capital  Management  Co. II,  L.L.C.  is the general  partner of  Benchmark
     Capital Partners II, L.P. and directs its investment decisions, and Benchmark Capital Management Co. III, L.L.C. is the general partner of Benchmark Capital Partners III, L.P. and Benchmark Investors III, L.P. and controls their investment decision. Both Benchmark Capital Management Co. II and Benchmark Capital Management Co. III are controlled by David M. Beirne, Bruce W. Dunlevie, J. William Gurley, Kevin R. Harvey, Robert C. Kagel, Andrew S. Rachleff and Steven M. Spurlock. The address of the Benchmark entities is 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025. Includes 25,000 shares of Class A Common Stock issuable to Mr. Beirne, for his services as a Director of the Company, upon the exercise of currently exercisable stock options because of Mr. Beirne's affiliation with the Benchmark entities.

(13) SOFTBANK America Inc. is an indirect wholly-owned subsidiary of SOFTBANK Corp. Approximately 43.3% of the outstanding common stock of SOFTBANK Corp. is owned by Masayoshi Son. SOFTBANK's address is 10 Langley Road, Suite 202, Newton Center, Massachusetts 02459. Includes 25,000 shares of Class A Common Stock issuable to Mr. Lax, for his services as a Director of the Company, upon the exercise of currently exercisable stock options because of Mr. Lax's affiliation with Softbank.

(14) Includes (a) 326,845 shares of Class A Common Stock issuable upon exercise of a currently exercisable stock options and options which vest within 60 days, and 650,180 shares of Class A Common Stock issuable upon the exercise of currently exercisable stock options, and (b) 868,825 shares of Class B Common Stock issuable upon the exercise of currently exercisable stock options and options which vest within 60 days.

RELATED PARTY TRANSACTIONS


Certain Business Relationships with Directors and officers

     The Company terminated as of September 13, 2000 an agreement with Bayberry Advisors, Inc., under which Bayberry provided consulting and advisory services. These consulting and advisory services included advice on capital raising, business expansion and acquisitions, product line expansion, and on our business plan in general. T. Guy Minetti, one of the Company's Directors, serves as Bayberry's President and owns 70% of its outstanding stock, and James F. McCann, the Company's Chairman of the Board and Chief Executive Officer, owns 30% of its outstanding stock. Bayberry was paid $50,000, inclusive of expenses, for these services for Fiscal 2001.

     The Company pays Gallagher, Walker, Bianco and Plastaras, a law firm in which our Senior Vice President and General Counsel, Gerard M. Gallagher, is a partner, a fee for Mr. Gallagher's services to the Company. The Company, with the approval of the Board, also pays Gallagher, Walker fees for services rendered by other members of the firm on the Company's behalf. The fees paid in Fiscal 2001 by the Company to the firm for services provided by Mr. Gallagher are set forth under the section titled "Summary Compensation Table" and for legal services provided by other members of the firm in the sum of $352,276, inclusive of disbursements; which fees the Company believes are fair and reasonable.

     The Company maintains life insurance for each of its executive officers, except Mr. Gallagher, in the amount of $50,000 and also maintains a directors' and officers' insurance policy.

General

     The Company has a policy providing that all material transactions between it and its officers, Directors and other affiliates must be on fair terms and be approved by either a majority of the disinterested members of the Board or the stockholders.


                                   PROPOSAL 2
                                   ----------

                              INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public accountants and auditors of the Company since 1993, as auditors of the Company to serve for the year ending June 30, 2002 (the "Fiscal 2002"), subject to the ratification of such appointment by the stockholders at the Annual Meeting. The aggregate fees for professional services rendered for (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended July 1, 2001, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Report on Form 10-Q were approximately $159,000. The aggregate fees for services other than those described above for the fiscal year ended July 1, 2001 were approximately $124,000. The affirmative vote of a plurality of the Company's outstanding Common Stock present in person or by proxy is required to ratify the appointment of the auditors. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the ratification of Ernst & Young LLP to serve as the Company's auditors for Fiscal 2002. A representative of Ernst & Young LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
         AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS
               THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2002.

                                  OTHER MATTERS

     Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                              STOCKHOLDER PROPOSALS

     In accordance with regulations issued by the Securities and Exchange Commission by certified mail-return receipt requested, stockholder proposals intended for presentation at the 2002 Annual Meeting of Stockholders must be delivered to the Secretary of the Company at the principal executive office of the Company by July 3, 2002 if such proposals are to be considered for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders. If a stockholder desires to bring business before an annual meeting which is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, written notice of such business must be received by September 16, 2002.



                                             By Order of the Board of Directors
                                             /s/ James F. McCann
                                             James F. McCann
                                             Chairman of the Board and Chief
                                             Executive Officer

Westbury, New York
November 1, 2001

                                 (Form of Proxy)
                             1-800-FLOWERS.COM, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - December 4, 2001
       (This Proxy is solicited by the Board of Directors of the Company)


The undersigned stockholder of 1-800-FLOWERS.COM, Inc. hereby appoints James F. McCann, Chairman of the Board and Chief Executive Officer, and Gerard M. Gallagher, Senior Vice President, General Counsel, or any one of them, with full power of substitution in each, as proxies to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, Inc. to be held at the Company's Bethpage Fulfillment Center, which is located at 700 Hicksville Road, Bethpage, NY 11714 (the "Meeting Place"), (the "Meeting Place"), on Tuesday, December 4, 2001 at 9:00 a.m. eastern standard time or any adjournment thereof.

1.   ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

     FOR all nominees below                  WITHHOLD AUTHORITY
     |_|  (except as marked to the contrary) |_|  to vote for all nominees below

     David M. Beirne and Charles R. Lax

     INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.


--------------------------------------------------------------------------------
2.   RATIFICATION OF INDEPENDENT AUDITORS

     FOR                        AGAINST              ABSTAIN WITH RESPECT TO
     |_|                          |_|                           |_|

     proposal to ratify the selection of Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending June 30, 2002 as described in the Proxy Statement.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, "FOR"
     PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

     All of the proposals set forth are proposals of the Company. None of the proposals is related to or conditioned upon approval of any other proposal.

Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.




                                              ----------------------------------



                                              ----------------------------------
                                                 Signature(s) of Stockholder

Dated:____________________